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                                                                   EXHIBIT 23(d)

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

MORGAN STANLEY
                                               MORGAN STANLEY & CO.
                                               INCORPORATED
                                               1585 BROADWAY
                                               NEW YORK, NEW YORK 10036
                                               (212) 761-4000

CONSENT OF MORGAN STANLEY & CO. INCORPORATED

June 27, 1997

We hereby consent to the inclusion in the Registration Statement of Huntington Bancshares Incorporated ("Huntington") on Form S-4, relating to the proposed merger of First Michigan Bank Corporation into Huntington, of our opinion letter appearing as Exhibit C to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       MORGAN STANLEY & CO. INCORPORATED

                                       By:  /s/ Kristen S. Huntley
                                           ------------------------------------
                                            Kristen S. Huntley
                                            Managing Director